STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

by and among

KING CAPITAL HOLDINGS, INC.

a Florida Corporation

and

BIOTEX HOLDINGS, INC.

a Florida Corporation

and

BIOTEX CORP.

a Florida Corporation

effective as of December 30, 2005

STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

THIS STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE, made and entered into this 30th day of December, 2005, by and among King Capital Holdings, Inc., a Florida corporation with its principal place of business located at 9387 S. Old State Road, Lewis Center, Ohio 43035 (“King Capital”); Biotex Holdings, Inc., a Florida Corporation with its principal place of business at 1400 Cypress Creek Road, Fort Lauderdale, Florida 33309 (“Biotex”) and BioTex Corp., a Florida corporation and a wholly owned subsidiary of Biotex Holdings, Inc. with its principal place of business at 1400 Cypress Creek Road, Fort Lauderdale, Florida 33309 (“Corp”) (collectively Biotex Holdings and Biotex Corp. shall be referred to as the (“Biotex Group”)

Premises

A.       This Agreement provides for the acquisition of Corp. whereby Corp. shall become a wholly owned subsidiary of King Capital and in connection therewith, the issuance of a total of 12,837,200 shares of King Capital to the Biotex shareholders.

B.       The boards of directors of Biotex and King Capital have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF

KING CAPITAL HOLDINGS, INC.

As an inducement to and to obtain the reliance of Biotex, King Capital represents and warrants as follows:

Section 1.1      Organization. King Capital is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Holding’s articles of incorporation or bylaws. King Capital has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2     Capitalization. The authorized capitalization of King Capital consists of 100,000,000 Common Shares, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value. As of the date hereof, King Capital has 33,101,400 common shares issued and outstanding, of which 31,475,000 shares shall be redeemed and cancelled upon execution of this Agreement by the parties.

All issued and outstanding shares are legally issued, fully paid and non-assessable and are not issued in violation of the preemptive or other rights of any person. King Capital has no securities, warrants or options authorized or issued.

Section 1.3	Subsidiaries.	King Capital has one wholly owned subsidiary, King Capital, LLC.

Section 1.4	Tax Matters: Books and Records.

(a)	The books and records, financial and others, of King Capital are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)	King Capital has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c)	King Capital shall remain responsible for all debts incurred by King Capital prior to the date of closing.

Section 1.5     Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting King Capital or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of King Capital. King Capital is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6     Material Contract Defaults. King Capital is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of King Capital, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which King Capital has not taken adequate steps to prevent such a default from occurring.

Section 1.7 Information. The information concerning King Capital as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

Section 1.8	Title and Related Matters. King Capital has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. King Capital owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with King Capital’ business. No third party has any right to, and King Capital has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of King Capital or any material portion of its properties, assets or rights.

Section 1.9	Contracts	On the closing date:

(a)	There are no material contracts, agreements franchises, license agreements, or other commitments to which King Capital is a party or by which it or any of its properties are bound:

(b)

King Capital is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as King Capital can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of King Capital; and

(c)

King Capital is not a party to any material oral or written: (I) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 1.10 Compliance With Laws and Regulations. To the best of King Capital’s knowledge and belief, King Capital has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of King Capital or would not result in King Capital incurring material liability.

Section 1.11 Insurance. All of the insurable properties of King Capital are insured for King Capital ‘s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 1.12 Approval of Agreement. The directors of King Capital have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

Section 1.13 Material Transactions or Affiliations. There are no material contracts or agreements of arrangement between King Capital and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding Common Shares of King Capital and which is to be performed in whole or in part after the date hereof. King Capital has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.14   No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which King Capital is a party or to which any of its properties or operations are subject.

Section 1.15   Governmental Authorizations.      King Capital has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by King Capital of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES

OF BIOTEX HOLDINGS, INC. AND BIOTEX CORP.

As an inducement to, and to obtain the reliance of King Capital, Biotex represents and warrants as follows:

Section 2.1     Organization.              Biotex is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Biotex’s certificate of incorporation or bylaws. Biotex has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

Corp. is a corporation duly organized, validly existing and in good standing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Corp.’s certificate of incorporation or bylaws. Corp’s has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2    Capitalization. The authorized capitalization of Biotex consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000 shared of preferred stock, $0.001 par value. As of the date hereof, there are 12,837,200 shares of common stock issued and outstanding.

All issued and outstanding common shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. Biotex has no other securities, warrants or options authorized or issued.

The authorized capitalization of Corp. consists of 20,000,000 shares of common stock, $0.0001 par value per share, and no preferred shares. As of the date hereof, there are 12,837,200 shares of common stock issued and outstanding.

All issued and outstanding common shares have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person. Corp. has no other securities, warrants or options authorized or issued.

Section 2.3     Subsidiaries.  Biotex has one wholly owned subsidiary, Biotex Corp. Biotex Corp has no subsidiaries.

Section 2.4	Tax Matters; Books & Records

(a)	The books and records, financial and others, of Biotex and Corp. are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)	Biotex and Corp. has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

(c)	Biotex and Corp. shall remain responsible for all debts incurred prior to the closing.

Section 2.5    Information. The information concerning Biotex and Corp. as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6     Title and Related Matters.   Biotex and Corp. have good and marketable title to and are the sole and exclusive owners of all of their properties, inventory, interests in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances, except as set forth in the Schedules attached hereto. Except as set forth in the Schedules attached hereto, Biotex and Corp. own free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with their business. Except as set forth in the attached Schedules, no third party has any right to, and Biotex and Corp. have not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Biotex or Corp. or any material portion of their properties, assets or rights.

Section 2.7     Litigation and Proceedings.       There are no actions, suits or proceedings pending or threatened by or against or affecting Biotex or Corp., at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Biotex or Corp. Biotex and Corp. do not have any knowledge of any default on their part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.8	Contracts.	On the Closing Date:

(a)

Except as set forth in the Schedules attached hereto, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Biotex and Corp. are a party or by which it or any of its properties are bound;

(b)

Except as set forth in the Schedules attached hereto, Biotex and Corp. are not parties to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Biotex and Corp. can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Biotex or Corp.; and

(c)

Except as set forth in the Schedules attached hereto, Biotex and Corp. are not parties to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 2.9    No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Biotex or Corp. is a party or to which any of their properties or operations are subject.

Section 2.10   Material Contract Defaults. To the best of Biotex’s and Corp.’s knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Biotex or Corp., and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Biotex and Corp. has not taken adequate steps to prevent such a default from occurring.

Section 2.11  Governmental Authorizations. To the best of Biotex’s and Corp.’s knowledge, Biotex and Corp. have all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Biotex or Corp. of the transactions contemplated hereby.

Section 2.12   Compliance With Laws and Regulations. To the best of Biotex’s and Corp.’s knowledge and belief, Biotex and Corp. have complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Biotex or Corp. or would not result in Biotex ‘s and Corp’s incurring any material liability.

Section 2.13  Insurance. All of the insurable properties of Biotex and Corp. are insured for Biotex’s and Corp.’s benefit under valid and enforceable general liability and director and officer liability policies containing substantially equivalent loss coverage within the policy limits and will be outstanding and in full force at the Closing Date.

Section 2.14   Approval of Agreement.    The directors of Biotex have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

Section 2.15   Material Transactions or Affiliations.     Except as set forth on Schedule 2.15, as of the Closing Date, there will exist no material contract, agreement or arrangement between Biotex and Corp. and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Biotex and Corp. to own beneficially, ten percent (10%) or more of the issued and outstanding Common Shares of Biotex and Corp. and which is to be performed in whole or in part after the date. Biotex and Corp. have no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

ARTICLE III

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1     Share Exchange/Delivery of Corp Securities.     On the Closing Date, Biotex as the sole shareholder of Corp. shall deliver to King Capital (i) certificates or other documents evidencing all of the issued and outstanding Corp. Common Shares, duly endorsed in blank or with executed power attached thereto in transferrable form. On the Closing Date, all previously issued and outstanding Common Shares of Corp. shall be transferred to King Capital, so that Corp. shall become a wholly owned subsidiary of King Capital.

Section 3.2 Issuance of King Capital Common Shares. In exchange for all of the Corp. Common Shares tendered pursuant to Section 3.1, King Capital shall issue to the Biotex shareholders a total of 12,837,200 shares of King Capital common stock in the manner set forth in Schedule 3.2 annexed hereto. Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.

Section 3.3 Additional Consideration. On the Closing Date, as consideration for the cancellation of 31,475,000 common shares of King Capital held by Sean King, Biotex shall pay Mr. King $50,000 and all of the membership units of King Capital, LLC will be transferred to Mr. King prior to closing, whereupon Sean King’s 31,475,000 common shares of King Capital shall be redeemed, surrendered and cancelled by King Capital.

Section 3.4 Assumption of Convertible Notes and Employment Agreement. On the Closing Date, King Capital agrees to assume all of the outstanding convertible notes of Biotex as set forth on Schedule 3.4 as well as the obligations owed by BioTex as set forth in the Employment Agreement between Scott Silverman, Corp. and Holdings, Inc. as set forth on Schedule 3.4.

Section 3.5      Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of King Capital and Biotex shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below. In addition, prior to Closing, Biotex shall provide King Capital with updated audited financial statements to be filed with King Capital’s Form 8-K filing with the SEC within three (3) days of Closing.

Section 3.6     Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall be December 30, 2005.

Section 3.7	Termination.

(a)	This Agreement may be terminated by the board of directors or majority interest of Shareholders of either King Capital or Biotex, respectively, at any time prior to the Closing Date if:

(i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b)

This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of King Capital if Biotex shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Biotex contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Biotex. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(c)

This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Biotex if King Capital shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of King Capital contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to King Capital. If this Agreement is terminated pursuant to this paragraph (d) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

In the event of termination pursuant to paragraph (b) and (c) of this Section 3.5, the breaching party shall bear all of the expenses incurred by the other party in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

Section 3.8     Directors of King Capital After Acquisition. After the Closing Date, Scott Silverman shall become the sole member of the Board of Directors of King Capital. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

Section 3.9     Officers of King Capital. Upon the closing, the following person shall be appointed the sole officer of King Capital:

NAME	OFFICE

Scott Silverman	Chief Executive Officer, Chief Financial Officer, President and Secretary

ARTICLE IV

SPECIAL COVENANTS

Section 4.1    Access to Properties and Records. Prior to closing, King Capital and the Biotex Group will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 4.2    Availability of Rule 144. King Capital and Biotex shareholders holding “restricted securities, “ as that term is defined in Rule 144 promulgated pursuant to the Securities Act will remain as “restricted securities”. King Capital is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of King Capital and Biotex holding restricted securities of King Capital and Biotex as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3     Special Covenants and Representations Regarding the King Capital Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the King Capital Common Shares to the Shareholders of Biotex as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Biotex Shareholders acquire such securities.

Section 4.4     Third Party Consents. King Capital and the Biotex Group agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5	Actions Prior and Subsequent to Closing.

(a)	From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, King Capital and the Biotex Group will each use its best efforts to:

(i)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)	perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(b)	From and after the date of this Agreement until the Closing Date, King Capital will not, without the prior consent of Biotex:

(i)	except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

(ii)	declare or pay any dividend on its outstanding Common Shares, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii)	enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

(iv)	grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Common Shares; or

(v)	purchase or redeem any Common Shares.

Section 4.6	Indemnification.

(a)

King Capital hereby agrees to indemnify Biotex and Corp., each of the officers, agents and directors and current shareholders of Biotex and Corp. as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)

Biotex and Corp. hereby agree to indemnify King Capital, each of the officers, agents, directors and current shareholders of King Capital as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF BIOTEX HOLDINGS, INC.

The obligations of King Capital under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1     Accuracy of Representations. The representations and warranties made by King Capital in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and King Capital shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by King Capital prior to or at the Closing. Biotex shall be furnished with a certificate, signed by a duly authorized officer of King Capital and dated the Closing Date, to the foregoing effect.

Section 5.2     Director Approval.  The Board of Directors of King Capital shall have approved this Agreement and the transactions contemplated herein.

Section 5.3     Officer’s Certificate. Biotex shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of King Capital to the effect that: (a) the representations and warranties of King Capital set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) King Capital has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to the Biotex, King Capital has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of King Capital, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the King Capital Schedules, by or against King Capital which might result in any material adverse change in any of the assets, properties, business or operations of King Capital.

Section 5.4     No Material Adverse Change.        Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of King Capital.

Section 5.5     Other Items.    Biotex shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Biotex may reasonably request.

ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF KING CAPITAL HOLDINGS, INC.

The obligations of King Capital and Corp. under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1     Accuracy of Representations.       The representations and warranties made by Biotex and Corp. in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Biotex and Corp. shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Biotex and Corp. prior to or at the Closing. King Capital shall have been furnished with a certificate, signed by a duly authorized executive officer of Biotex and Corp. and dated the Closing Date, to the foregoing effect.

Section 6.2 Director Approval. The Board of Directors of Biotex shall have approved this Agreement and the transactions contemplated herein.

Section 6.3     Officer’s Certificate. King Capital shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of Biotex and Corp. to the effect that: (a) the representations and warranties of Biotex and Corp. set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) Biotex and Corp. had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

Section 6.4     No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Biotex or Corp.

ARTICLE VII

MISCELLANEOUS

Section 7.1     Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2     Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, United States of America.

Section 7.3    Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to King Capital :	9387 S. Old State Road

Lewis Center, Ohio 43035

If to Biotex:	1400 Cypress Creek Road

Fort Lauderdale, Florida 33309

If to Corp.:	1400 Cypress Creek Road

Fort Lauderdale, Florida 33309

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.4     Attorneys’ Fees.    In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5     Confidentiality.        Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6     Schedules; Knowledge.     Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.7     Third Party Beneficiaries.  This contract is solely between King Capital, Biotex and Corp. and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8     Entire Agreement.   This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9     Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

Section 7.10   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11    Amendment or Waiver.     Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.12   Expenses.    Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 7.13   Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.14   Benefit.         This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.15   Public Announcements.    Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.16   Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.17   Failure of Conditions; Termination.          In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement. In such event, the party that has failed to fulfill the conditions specified in this Agreement will liable for the other parties legal fees. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.18   No Strict Construction.      The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.19   Execution Knowing and Voluntary.        In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 7.20 Amendment. At any time after the Closing Date, this Agreement may be amended by a writing assigned by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing assigned by the party or parties for whose benefit the provision is intended.

Section 7.21 Conflict of Interest. Both Biotex and King Capital understand that Anslow & Jaclin, LLP has a conflict of interest in this transaction. Although, Biotex has different counsel in this transaction, there is a potential conflict of interest due to Anslow & Jaclin, LLP’s previous representation of Biotex. Notwithstanding the above, both Biotex and King Capital are aware of this potential conflict of interest and agree to waive this conflict. Both Biotex and King Capital agree to hold this law firm harmless from any and all liabilities that may occur or arise due to the fact of this conflict, provided, however, that such hold harmless shall not apply to any act or failure to act by Anslow & Jaclin that is not caused by the waived conflict of interest.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:	KING CAPITAL HOLDINGS, INC.

______________________________	By: /s/ Sean King
Sean King
President

ATTEST:	BIOTEX HOLDINGS, INC.

______________________________	By: /s/ Scott Silverman
Scott Silverman
President

ATTEST:	BIOTEX CORP.

______________________________	By: /s/ Scott Silverman
Scott Silverman
President